Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Massey Energy Company and in the related prospectuses of our report dated March 26, 2003, with respect to the consolidated financial statements and schedule, as amended of Massey Energy Company included in this Annual Report (Form 10-K/A Amendment No. 1) for the year ended December 31, 2002:

Registration Statement Number	Description

333-71047	Form S-3, pertaining to the issuance of senior debt securities.

333-61704	Form S-8, pertaining to Massey Energy Company’s Coal Company Salary Deferral and Profit Sharing Plan.

333-23809	Form S-8, pertaining to the 1997 Massey Restricted Stock Plan for Non-Employee Directors.

333-37153	Form S-8, pertaining to the Massey Executive Deferred Compensation Program.

333-18151	Form S-8, pertaining to the 1996 Massey Executive Stock Plan.

33-58557	Form S-8, pertaining to the Massey Corporation Stock Plan for Non-Employee Directors.

33-31440	Form S-8, pertaining to the 1988 Massey Executive Stock Plan.

333-40372	Form S-8, pertaining to the 1999 Massey Corporation Executive Performance Incentive Plan.

/s/ Ernst& Young LLP

Richmond, Virginia

April 7, 2003